CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of John Hancock Focused Equity Fund and John Hancock Mid Cap Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 19, 2007